UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015 (September 2, 2015)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2015, HedgePath Pharmaceuticals, Inc. (the “Company”) entered into a Sublicense Agreement (the “Agreement”) with Mayne Pharma International Pty Ltd (“Mayne Pharma”). Pursuant to the Agreement, Mayne Pharma sublicensed to the Company the exclusive U.S. rights to two patents (the “Patents”): US Provisional Application No 60/583,076 entitled “New Angiogenesis Inhibitors”, subsequently filed as PCT/US05/23015 on June 27, 2005, and US patent No 8,653,083 entitled “Hedgehog Pathway Antagonists to Treat Disease”, filed on August 22, 2005, and subsequently filed as PCT/US2006/32952 on August 22, 2006. Mayne Pharma is the sublicensee of the Patents from Accelas Holdings, a British Virgin Islands company, who in turn is the licensee of The John’s Hopkins University, the owner of the Patents. The Patents relate to the use of itraconazole as a treatment for cancer and age-related macular degeneration.

Pursuant to the Agreement: (i) the Company has received an exclusive, non-transferable sublicense to the Patents in the United States; (ii) the Company shall pay an upfront license fee of $75,000 to Mayne Pharma by October 2, 2015 and (iii) the Company shall be required to pay to Mayne Pharma certain development-related milestone payments, certain annual minimum royalties and a low single digit royalty on net sales of products incorporating the Patent. The Agreement contains other customary terms and conditions.

The Agreement has a term commencing on September 2, 2015 and continuing until the earlier of: (a) the date of expiration of the last to expire Patent; or (b) notice by Mayne Pharma with immediate effect promptly after termination or expiry of its rights to license the Patents. Mayne Pharma and the Company have the right to terminate the Agreement upon the occurrence of certain events, including the bankruptcy of a party or breach of a party’s obligations under the Agreement (subject to a notice and cure period).

The preceding is a summary of the Agreement is qualified in its entirety by reference to the text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

10.1	Sublicense Agreement, entered into effective as of September 2, 2015, by and between Mayne Pharma International Pty Ltd and the Company. (*)

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results (i) of the Company’s commercial partnership with Mayne Pharma and (ii) clinical trials for and of regulatory review of SUBA-Itraconazole) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2015	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO

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